Exhibit 99.1

NASDAQ OMX Group and IntercontinentalExchange Announce

Exchange Offer for NYSE Euronext

Reaffirms Seriousness of Their Offer and Continued Willingness to Enter into Discussions

New York, NY and Atlanta, GA — (May 2, 2011)—NASDAQ OMX and IntercontinentalExchange (ICE) today announced that each of their respective Boards of Directors have approved their intent to commence an exchange offer to acquire all of the outstanding shares of NYSE Euronext common stock in a cash and stock transaction valued at approximately $11 billion. Under the terms of the offer, each share of NYSE Euronext would be exchanged for $14.24 in cash, 0.4069 shares of NASDAQ OMX common stock and 0.1436 shares of ICE common stock. If NASDAQ OMX and ICE are successful in acquiring shares pursuant to the offer, they would consummate a second step merger as soon as possible thereafter to acquire the remaining NYSE Euronext shares for the same consideration per share.

ICE Chairman and CEO Jeffrey C. Sprecher said: “The Board of NYSE Euronext has twice rejected our superior proposal without meeting with us, despite the fact that their existing merger agreement with the Deutsche Boerse allows them to talk with us. While we are hopeful that the Board will decide to consider this transaction, we are taking our proposal to NYSE Euronext stockholders upon the commencement of this exchange offer to provide the opportunity to consider our proposal directly.”

NASDAQ OMX CEO Bob Greifeld said: “The NYSE Euronext Board has continually challenged the seriousness of our proposal and refused to engage us in discussion despite the positive feedback we have received from their stockholders. The commencement of this exchange offer should convince the NYSE Euronext Board of the seriousness of our intentions. We continue to welcome the opportunity to enter into meaningful discussion with the NYSE Euronext Board in order to achieve a transaction that is in the best interests of their stockholders.”

This exchange offer follows an initial public proposal made by NASDAQ OMX and ICE to the NYSE Euronext Board on April 1, 2011 to discuss a possible combination of the companies and the delivery of a draft merger agreement on April 19, 2011 in which NASDAQ OMX and ICE provided significant detail and assurances on their proposal, which contains no financing conditions. On both occasions, NASDAQ OMX and ICE’s proposals were summarily rejected by NYSE Euronext’s Board without any attempt for engagement or discussion. The complete terms and conditions of NASDAQ OMX’s and ICE’s exchange offer will be set forth in an offer to exchange/prospectus expected to be filed with the U.S. Securities and Exchange Commission during May.

NASDAQ OMX and ICE remain hopeful that NYSE Euronext will ultimately recognize the value of working with them in a direct and constructive fashion to complete this strategic transaction in a way that is tax-efficient, minimizes regulatory hurdles, and produces the greatest value for shareholders of NYSE Euronext.

Additional Details

All details and other supporting information related to this proposal are available on http://www.nasdaq.com/deal and http://ir.theice.com

About NASDAQ OMX

The NASDAQ OMX Group, Inc. is the world’s largest exchange company. It delivers trading, exchange technology and public company services across six continents, with approximately 3,600 listed companies. NASDAQ OMX offers multiple capital raising solutions to companies around the globe, including its U.S. listings market, NASDAQ OMX Nordic, NASDAQ OMX Baltic, NASDAQ OMX First North, and the U.S. 144A sector. The company offers trading across multiple asset classes including equities, derivatives, debt, commodities, structured products and exchange-traded funds. NASDAQ OMX technology supports the operations of over 70 exchanges, clearing organizations and central securities depositories in more than 50 countries. NASDAQ OMX Nordic and NASDAQ OMX Baltic are not legal entities but describe the common offering from NASDAQ OMX exchanges in Helsinki, Copenhagen, Stockholm, Iceland, Tallinn, Riga, and Vilnius. For more information about NASDAQ OMX, visit http://www.nasdaqomx.com. *Please follow NASDAQ OMX on Facebook (http://www.facebook.com/pages/NASDAQ-OMX/108167527653) and Twitter (http://www.twitter.com/nasdaqomx).

About IntercontinentalExchange

IntercontinentalExchange (NYSE:ICE) is a leading operator of regulated futures exchanges and over-the-counter markets for agricultural, credit, currency, emissions, energy and equity index contracts. ICE Futures Europe hosts trade in half of the world’s crude and refined oil futures. ICE Futures U.S. and ICE Futures Canada list agricultural, currencies and Russell Index markets. ICE is also a leading operator of central clearing services for the futures and over-the-counter markets, with five regulated clearing houses across North America and Europe. ICE serves customers in more than 70 countries. www.theice.com

The following are trademarks of IntercontinentalExchange, Inc. and/or its affiliated companies: IntercontinentalExchange, ICE, ICE and block design, ICE Futures Europe and ICE Clear Europe. All other trademarks are the property of their respective owners. For more information regarding registered trademarks owned by IntercontinentalExchange, Inc. and/or its affiliated companies, see https://www.theice.com/terms.jhtml

Forward-Looking Statements

Information set forth in this communication contains forward-looking statements that involve a number of risks and uncertainties. NASDAQ OMX and ICE caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to (i) projections about future financial results, growth, trading volumes, tax benefits and achievement of synergy targets, (ii) statements about the implementation dates and benefits of certain strategic initiatives, (iii) statements about integrations of recent acquisitions, and (iv) other statements that are not historical facts. Forward-looking statements involve a number of risks, uncertainties or other factors beyond

NASDAQ OMX’s and ICE’s control. These factors include, but are not limited to, NASDAQ OMX’s and ICE’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors detailed in each of NASDAQ OMX’s and ICE’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including (i) NASDAQ OMX’s annual reports on Form 10-K and quarterly reports on Form 10-Q that are available on NASDAQ OMX’s website at http://nasdaqomx.com and (ii) ICE’s annual reports on Form 10-K and quarterly reports on Form 10-Q that are available on ICE’s website at http://theice.com. NASDAQ OMX’s and ICE’s filings are also available on the SEC website at www.sec.gov. Risks and uncertainties relating to the proposed transaction include: NASDAQ OMX, ICE and NYSE Euronext will not enter into any definitive agreement with respect to the proposed transaction; required regulatory approvals and financing commitments will not be obtained on satisfactory terms and in a timely manner, if at all; the proposed transaction will not be consummated; the anticipated benefits of the proposed transaction will not be realized; and the integration of NYSE Euronext’s operations with those of NASDAQ OMX or ICE will be materially delayed or will be more costly or difficult than expected. NASDAQ OMX and ICE undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Important Information about the Proposed Transaction and Where to Find It:

The offer is expected to have the following conditions: the tender of a majority of the outstanding NYSE Euronext shares on a fully diluted basis; the termination of the business combination agreement between Deutsche Börse AG and NYSE Euronext; receipt of required regulatory approvals; the NYSE Euronext board waiving the voting and ownership limitations contained in the NYSE certificate of incorporation; approval by the NYSE Euronext board of the exchange offer under Section 203 of the Delaware General Corporation Law (or satisfaction that Section 203 will not apply to the offer and the second step merger); NASDAQ OMX and ICE completing to their satisfaction confirmatory due diligence; and approval by the stockholders of NASDAQ OMX and ICE of the issuance of their stock pursuant to the exchange offer and the second step merger.

Subject to future developments, additional documents regarding the transaction may be filed with the SEC. This material is for informational purposes only and does not constitute an offer to exchange, or a solicitation of an offer to exchange, shares of common stock of NYSE Euronext.

This material is not a substitute for the tender offer statement, registration statements, offer to exchange/prospectuses and other documents that are intended to be filed with the SEC by NASDAQ OMX, ICE and their affiliates regarding an exchange offer for shares of common stock of NYSE Euronext. Nor is this material a substitute for the joint proxy statement/prospectus or any other documents NASDAQ OMX, ICE and NYSE Euronext would file with the SEC. Such documents, however, are not currently available. INVESTORS ARE URGED TO CAREFULLY READ THE TENDER OFFER STATEMENT, REGISTRATION STATEMENTS, OFFER TO EXCHANGE/PROSPECTUSES AND OTHER EXCHANGE OFFER DOCUMENTS NASDAQ OMX, ICE AND THEIR AFFILIATES WILL FILE WITH

THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, WHEN THEY BECOME AVAILABLE, AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER DOCUMENTS NASDAQ OMX, ICE AND NYSE EURONEXT WOULD FILE WITH THE SEC, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. All such documents, when filed, are available free of charge at the SEC’s website (http://www.sec.gov) or by directing a request, in the case of NASDAQ OMX’s filings, to NASDAQ OMX at One Liberty Plaza, New York, New York 10006, Attention: Investor Relations or, in the case of ICE’s filings, to ICE, at 2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia, 30328, Attention: Investor Relations; or by emailing a request to ir@theice.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in the Solicitation:

NASDAQ OMX, ICE, and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.

You can find information about NASDAQ OMX and NASDAQ OMX’s directors and executive officers in NASDAQ OMX’s Annual Report on Form 10-K, filed with the SEC on February 24, 2011, and in NASDAQ OMX’s proxy statement for its 2011 annual meeting of stockholders, filed with the SEC on April 15, 2011.

You can find information about ICE and ICE’s directors and executive officers in ICE’s Annual Report on Form 10-K, filed with the SEC on February 9, 2011, and in ICE’s proxy statement for its 2011 annual meeting of stockholders, filed with the SEC on April 1, 2011.

Additional information about the interests of potential participants will be included in the joint prospectus/proxy statement, if and when it becomes available, and the other relevant documents filed with the SEC.

CONTACTS

NASDAQ OMX

Media:

Frank De Maria

+1 212 231 5183

frank.demaria@nasdaqomx.com

Investor:

Vincent Palmiere

+1 301 978 5242

vincent.palmiere@nasdaqomx.com

IntercontinentalExchange

Media and Investor:

Kelly Loeffler

+ 1 770 8574726

kelly.loeffler@theice.com